Exhibit 10.37

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) by and between IA GLOBAL, INC., a Delaware corporation (the “Company”), and MGVJ Co. Ltd (the “Purchaser”) is entered into as of July 20, 2010.

The Company and Purchaser are entering into this agreement to memorialize the terms and conditions upon which Purchaser commits to purchase and acquire shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”).

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

I.          STOCK PURCHASE COMMITMENT; REPRESENTATIONS BY PURCHASER

1.1       Subject to the terms and conditions hereinafter set forth, the Purchaser hereby agrees to purchase from the Company, and the Company agrees to sell, issue and deliver to the Purchaser, free and clear of all liens and encumbrances (except pursuant to applicable securities laws), the shares of Common Stock (the “Shares”) against payment of the Purchase Price in accordance with the following schedule:

(i)        12,500 shares at a purchase price of US$.012 per share, the price on signing, or an aggregate price of US$150,000 on or before July 20, 2010.

1.2       Each respective purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures at such time as the Company and the Purchaser mutually agree upon, orally or in writing (each, a “Closing”).  At each Closing or as promptly thereafter as possible, the Company shall cause to be delivered to Purchaser a certificate, registered in the name of the Purchaser, representing the Shares being purchased by Purchaser at such Closing against payment of the Purchase Price therefore by check payable to the Company or by wire transfer to a bank account designated by the Company.

1.3       The Purchaser recognizes that the purchase of the Shares entails elements of risk in that (i) it may not be able to readily liquidate its investment; (ii) transferability is restricted; and (iii) in the event of a disposition, it could sustain the loss of its entire investment.

1.4       The Purchaser acknowledges that it has prior investment experience such that it is able to evaluate the merits and risks of an investment in the Company; that it recognizes the speculative nature of this investment; and that it is able to bear the economic risk it hereby assumes.  All reports, schedules, forms, statements, and other documents required to be filed by the Company with the United States Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under each, including pursuant to Section 13(a) or 15(d) thereof, as well as all amendments to such filings and reports and all exhibits and documents incorporated by reference therein or attached thereto, that have been filed as of the date of a respective Closing are collectively referred to as the “Disclosure Reports.”  The Purchaser acknowledges that it or its representative(s) have read the Disclosure Reports available as of each respective Closing.  The Purchaser also acknowledges that it and its representative(s) have been afforded the opportunity to make, and has made, all inquiries as it and its representatives deemed appropriate with respect to the Company’s affairs and prospects.

1.5       The Purchaser hereby acknowledges that (i) the sale and issuance of the Shares have not been registered with the SEC by reason of the Company’s intention that the offer and sale of the Shares be a transaction exempt from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(2) thereof; (ii) the issuance of the Shares has not been qualified under any state securities laws on the grounds that the sale of the Shares contemplated hereby are exempt therefrom; and (iii) the foregoing exemptions are predicated on the Purchaser’s representations set forth herein. The Purchaser represents that the Shares are being purchased for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof, within the meaning of the Act or applicable state securities laws.  The Purchaser understands that the Shares, upon their transfer, will not be registered under the Act and may be required to be held indefinitely unless they are subsequently registered under the Act, or an exemption from such registration is available.

1.6       The Purchaser represents that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Act.

1.7       Unless the resale of the Shares is subsequently registered with the SEC, the Purchaser acknowledges that the certificate representing the Shares shall bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, (II) IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR (III) UPON THE DELIVERY TO IA GLOBAL, INC. (THE “COMPANY”) OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/ OR COMPLIANCE IS NOT REQUIRED.”

1.8       The Purchaser represents that it has the full right, power and authority to enter into and perform the Purchaser’s obligations hereunder, and this Agreement constitutes a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except that (i) any enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefore may be brought.

II.        REPRESENTATION AND WARRANTIES BY THE COMPANY

The Company represents and warrants to the Purchaser as follows:

2.1       The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.   The Company has the corporate power and authority to own, lease and operate its properties and to conduct the business as described in the Disclosure Reports.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

2.2       The Company's subsidiaries are set forth in the Disclosure Reports (the “Subsidiaries”). Unless the context requires otherwise, all references to the Company include the Subsidiaries. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation as set forth in the Disclosure Reports, with full power and authority, corporate and other, to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as currently conducted. Each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries taken as a whole.  Unless specified to the contrary in the Disclosure Reports, the Company owns all of the issued and outstanding shares of capital stock (or other equity or ownership interests) of each Subsidiary, such ownership is free and clear of any security interests, liens, encumbrances, claims and charges, and all of such shares have been duly authorized and validly issued, and are fully paid and nonassessable.  The Company does not presently own, directly or indirectly, an interest in any corporation, association, or other business entity, and is not a party to any joint venture, partnership, or similar arrangement, other than the Subsidiaries.

2.3       This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally (including, without limitation, statutory or other laws regarding fraudulent preferential transfers) and equitable principles of general applicability.

2.4       The execution and delivery by the Company, and the performance by the Company of its obligations under this Agreement will not conflict with or contravene in any material respect, cause a breach or violation of or default under, any provision of applicable law or the Certificate of Incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company that is material to the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and by Federal and state securities laws with respect to the obligations of the Company under this Agreement or the listing of the Shares with NYSE Amex as may be required, which have been or will be obtained or such the failure of which to obtain would not have a material adverse effect on the Company and the Purchasers taken as a whole.

2.5       The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Reports and such description conforms in all material respects to the rights in the instruments defining the same. The issued and outstanding capital stock of the Company is as set forth in the Disclosure Reports.  The shares of Common Stock of the Company outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

2.6       The Shares have been duly and validly authorized and, when issued and sold and paid for by the Purchaser in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non assessable, and the Purchaser will not be subject to personal liability solely by reason of being such a holder and will not be subject to the preemptive or similar rights of any holders of any security of the Company.  The issuance of the Shares will not result in the right of any holder of securities of the Company to adjust the exercise, conversion or exchange price of such securities or otherwise reset the price paid for its securities.  No authorization, approval or consent of any court, governmental authority or agency is necessary in connection with the issuance by the Company of the Shares.

2.7       Other than as provided in this Agreement, the Company has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

2.8      The Disclosure Reports, as of their respective filing dates, complied in all material respects with the requirements of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC thereunder and none of the Disclosure Reports contains, as of the date hereof, an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company is eligible to register the Registrable Securities (defined below) for resale by the Purchaser on a registration statement under the Act.

2.9       There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company whether or not arising in the ordinary course of business from that set forth in the Disclosure Reports.  Except as set forth in the Disclosure Reports, there has been no obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary made to the Company and other Subsidiaries taken as a whole.

2.10     None of the Company nor any Subsidiary is in violation of its charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Subsidiaries taken as a whole to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or any of their properties is bound, except for such defaults that would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole or as otherwise set forth in the Disclosure Reports.

2.11     There are no legal or governmental proceedings, orders, judgments, writs, injunctions, decrees or demands pending or, to the Company's knowledge, threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject other than proceedings, orders, judgments, writs, injunctions, decrees or demands accurately described in all material respects in the Disclosure Reports and proceedings, orders, judgments, writs, injunctions, decrees or demands that would not have a material adverse effect on the Company and the Subsidiaries taken as a whole or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

2.12     The Company and each Subsidiary (a) is in compliance with any provisions of the employee Retirement Income Security Act of 1974, as amended, (“ERISA”) or the rules and regulations promulgated thereunder and (b) is in compliance with any provisions of the Foreign Corrupt Practice Act or the rules and regulations promulgated thereunder, except, where such noncompliance would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

2.13     Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D, each an “Affiliate”) has directly, or through any agent, (a) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Shares in a manner that would require the registration under the Act of the Shares or (b) offered, solicited offers to buy or sold the Shares by any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Act. No registration under the Act of the Shares is required for the sale of the Shares to the Purchaser under this Agreement, assuming the accuracy of the Purchaser’s representations and warranties contained in this Agreement.

2.14     The Company has established and maintains disclosure controls and procedures (as such term in defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief

Financial Officer by others within those entities, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established, subject to the limitation of any such control system; the Company's auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (A) any significant deficiencies in the Company's ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

2.15     The Company and each Subsidiary owns or possesses, or has the right to use, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed or required by it in connection with the business currently conducted by it as described in the Disclosure Reports, except such as the failure to so own or possess or have the right to use would not have, singly or in the aggregate, a material adverse effect on the Company and the Subsidiaries taken as a whole. To the Company's knowledge, there are no valid and enforceable United States patents that are infringed by the business currently conducted by the Company or any Subsidiary, or as currently proposed to be conducted by the Company or any Subsidiary, as described in the Disclosure Reports and which infringement would have a material adverse effect on the Company and the Subsidiaries taken as a whole. The Company is not aware of any basis for a finding that the Company or ay Subsidiary does not have valid title or license rights to the patents and patent applications referenced in the Disclosure Reports as owned or licensed by the Company or any Subsidiary, and, to the Company's knowledge, neither the Company nor any Subsidiary is subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor has it entered into or is it a party to any contract, which restricts or impairs the use of any of the foregoing which would have a material adverse effect on the Company and the Subsidiaries taken as a whole. Neither the Company nor any Subsidiary has received any written notice of infringement of or conflict with asserted rights of any third party with respect to the business currently conducted by it as described in the Disclosure Reports and which, if determined adversely to the Company or any Subsidiary, would have a material adverse effect on the Company and the Subsidiaries taken as a whole and the Company has no knowledge of any facts or circumstances that would serve as a reasonable basis for any such claims.

2.16     There are no outstanding rights, warrants, options, convertible securities or commitments to sell granted or issued by the Company entitling any person to purchase or otherwise acquire any shares of the capital stock of the Company, except as otherwise disclosed in the Disclosure Reports and except for warrants and options granted to directors and employees of the Company in the ordinary course of business.

2.17     The financial statements included or incorporated by reference in the Disclosure Reports as the same may have been amended prior to the date of the Disclosure Reports, together with related schedules and notes, present fairly in all material respects the financial position, results of operations and changes in financial position of the Company and its consolidated subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein.

2.18    There are no existing or, to the Company's knowledge, threatened labor disputes with the employees of the Company or any Subsidiary which would have a material adverse effect on the Company and the Subsidiaries taken as a whole.

2.19     Neither the Company nor any Subsidiary, nor to the Company's knowledge, any of its officers, directors or Affiliates has taken, directly or indirectly, any action designed to or which has constituted the stabilization or manipulation of the price of the Common Stock of the Company.

2.20     None of the Company nor any Subsidiary has received any written communication notifying the Company or such Subsidiary as to the termination or threatened termination or modification or threatened modification of any consulting, licensing, marketing, research and development, cooperative or any similar agreement described in this Agreement.

2.21     Each of the Company and each Subsidiary has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof (except where the failure to so file would not have a material adverse effect on the Company and the Subsidiaries taken as a whole), which returns are true and correct in all material respects, or have received extensions thereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same are material and have become due. All tax liabilities are adequately provided for on the books of the Company and the Subsidiaries. To the Company's knowledge, there are no tax audits or investigations pending, which if adversely determined, would have a material adverse effect on the Company and the Subsidiaries taken as a whole.

2.22     Each of the Company and each Subsidiary is insured against such losses and risks and in such amounts as are customary in the businesses in which it is engaged, including but not limited to, insurance covering product liability and real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Company, any Subsidiary or the Company's or any Subsidiary's businesses, assets, employees, officers and directors are in full force and effect. The Company and each Subsidiary is in compliance with the terms of such policies and instruments in all material respects. The Company has no reason to believe that it and the Subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

2.23     Any real property and buildings held under lease by the Company and any Subsidiary is held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company or such Subsidiary.

2.24     The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Company is current in its reporting obligations under the Exchange Act. To the Company's knowledge, the Company has responded to all comments raised by the SEC with respect to the Company's reports, registration statements and other filings made with the SEC to the SEC's satisfaction, and there are no comments which could have an adverse effect on the Company's consolidated financial condition or results of operations (past or future) or could require a restatement of previously filed financial statements remained unresolved with the SEC.

2.25     There is and there has been no failure on the part of the Company or, to the Company's knowledge, any of the officers or directors of the Company in their capacities as such to comply in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are applicable to the Company and its officers and directors.

III.       REGISTRATION RIGHTS

1.1        Registration Rights.

(i)        As used herein the term “Registrable Security” means the Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for subsequent public distribution of such security without any filing requirement or volume limitation, or (iii) it has ceased to be outstanding. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made to the definition of “Registrable Security” as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant hereto.

(ii)       Upon written notice from the Purchaser to the Company in which Purchaser requests registration of the public resale of the Registrable Securities with the SEC (the “Demand Date”), the Company shall use its best efforts to, within 90 days of the Demand Date (the “Filing Date”), prepare and file with the SEC, at the sole expense of the Company (other than the fees of any counsel retained by the Purchaser in connection with such registration and any transfer taxes or underwriting discounts, commissions or fees applicable to the Registrable Securities sold by the Purchaser pursuant thereto), a registration statement (the “Registration Statement”) and such other documents, including a prospectus, as may be necessary, in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Registrable Securities by the Purchaser. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC within 90 days of the Demand Date (and as soon or reasonably practicable (i) in the event the Company is notified by the SEC that the SEC will not review the Registration Statement, or (ii) following notification from the SEC that it has no further comments with respect to the Registration Statement) and to remain effective of the Registration Statement in order to permit a public offering and sale of the Registrable Securities for a period of two years from the date hereof or for such period that will terminate when all the Registrable Securities have been sold pursuant to the Registrable Securities or Rule 144 under the Act or cease to be Registrable Securities. The Company shall telephonically request effectiveness of a Registration Statement as of 4:30 pm Eastern Time (or later) on a trading day. The Company shall immediately notify the Purchaser via facsimile of the effectiveness of a Registration Statement on the same trading day that the Company telephonically confirms effectiveness with the SEC, which shall be the date requested for effectiveness of a Registration Statement. The Company shall, by 9:30 am Eastern Time on the trading day after the Effective Date, file a Form 424(b) with the SEC.

(iii)       In connection with the Company's registration obligations hereunder, the Company shall:

(1)

Not less than five trading days prior to the filing of the Registration Statement or one trading day prior to the filing of any related prospectus or any amendment or supplement thereto in which any change is made with respect to disclosure regarding the Purchaser, the Purchaser's ownership of securities of the Company or the “Plan of Distribution” section of the prospectus, the Company shall, furnish to the Purchaser copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Purchaser.

(2)

(A) Prepare and file with the SEC such amendments, including post-effective amendments, to a Registration Statement and the prospectus included therein used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the period set forth in Section 4(b) and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Act all of the Registrable Securities; (B) cause the related prospectus to be amended or supplemented by any required prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424 under the Act; (C) respond as promptly as reasonably practicable to any comments received from the SEC with respect to a Registration Statement or any amendment thereto; (D) use reasonable efforts to comply in all material respects with the provisions of the Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Purchaser thereof set forth in such Registration Statement as so amended or in such prospectus as so supplemented; and (E) promptly inform the Purchaser in writing if, at any time during the period during the period set forth in Section 4(b), the Company does not satisfy the conditions specified in Rule 172 under the Act and, as a result thereof, the Purchaser are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act, including Rule 158 under the Act promulgated thereunder (for the purpose of this subsection 4(d)(ii), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

(3)

Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (A) any order suspending the effectiveness of a Registration Statement, or (B) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(4)

Furnish to the Purchaser, if requested, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent reasonably requested by the Purchaser and all exhibits to the extent requested by the Purchaser (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(5)

Promptly deliver to the Purchaser, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as the Purchaser may reasonably request in connection with resales by the Purchaser of Registrable Securities. Subject to the terms of this Agreement, the Company hereby consents to the use of such prospectus and each amendment or supplement thereto by the Purchaser in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto, except after the giving on any notice pursuant to Section 4(e).

(6)

The Company shall use its best efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as the Purchaser may reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Purchaser and underwriter to consummate the disposition in the jurisdiction of such Registrable Securities owned by the Purchaser; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d)(vi), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject.

(7)

If requested by the Purchaser, cooperate with the Purchaser to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Purchaser may request.

(8)

Upon the occurrence of any Registration Event (as defined below), as promptly as reasonably possible under the circumstances taking into account the Company's good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will use its best efforts to ensure that the use of the prospectus may be resumed as promptly as is practicable.

(9)	Comply with all applicable rules and regulations of the SEC.
(10)

With a view to making available to the Purchaser the benefits of Rule 144 of the Act (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell Registrable Securities to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

(iv)       The Purchaser, upon receipt of notice from the Company that a Registration Event (defined below) has occurred which requires a post-effective amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Registrable Securities until the Purchaser receives a copy of a supplemented or amended prospectus from the Company. The Company shall notify the Purchaser of the occurrence of a Registration Event promptly following the occurrence of a Registration Event. The term “Registration Event” means (i) the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness the Registration Statement or the initiation of any proceedings for that purpose, (ii) the happening of any event or the discovery of any facts during the period the Registration Statement is effective which makes any statement of a material fact made in the Registration Statement or the related prospectus untrue in any material respect or which requires the making of any changes in the Registration Statement or prospectus in order to make the statements therein not misleading, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (iv) any determination by the Company that a post-effective amendment to such Registration Statement would be appropriate.

(v)        All fees and expenses incident to the performance of or compliance with this Article III by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with Nasdaq, (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing, (ii) fees and disbursements of counsel for the Company, and (iii) fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions contemplated by this Article III.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Article III (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions or any legal fees or other costs of the Purchaser.

(vi)        Indemnification.

(1)

The Company shall, indemnify and hold harmless the Purchaser, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls the Purchaser (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (x) such untrue or alleged untrue statements or omissions or alleged omissions are based solely upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein, or to the extent that such information relates to the Purchaser or the Purchaser's proposed method of distribution of Registrable Securities or (y) the failure of the Purchaser to satisfy the prospectus delivery requests or, in the case of an occurrence of a Registration Event, of the use by the Purchaser of an outdated or defective prospectus after the Company has notified the Purchaser in writing that the prospectus is outdated or defective and prior to the receipt by the Purchaser of the notice contemplated in this Article III. The Company shall notify the Purchaser promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Article III of which the Company is aware.

(2)

The Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) the Purchaser's failure to comply with the prospectus delivery requirements of the Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (A) to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is contained in any information so furnished in writing by the Purchaser to the Company specifically for inclusion in such Registration Statement or such prospectus or (B) to the extent that (1) such untrue or alleged untrue statements or omissions or alleged omissions are based solely upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein, or to the extent that such information relates to the Purchaser or the Purchaser's proposed method of distribution of Registrable Securities or (2) the failure of the Purchaser to satisfy the prospectus delivery requests or, in the case of a Registration Event, the use by the Purchaser of an outdated or defective prospectus after the Company has notified the Purchaser in writing that the prospectus is outdated or defective and prior to the receipt by the Purchaser of the notice contemplated in this Article III. In no event shall the liability of the Purchaser hereunder be greater in amount than the proceeds received from the sale of the Registrable Securities.

(3)

If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except to the extent that it shall be finally determined by a court of competent jurisdiction that such failure shall have prejudiced the Indemnifying Party.  An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of all Indemnifying Parties). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. (iv)  If the indemnification under this Section is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

(4)

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, the Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by the Purchaser from the sale of the Registrable Securities subject to the proceeding exceeds the amount of any damages that the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by the Purchaser.  The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

(vii)      If at any time during the period set forth in this Article III there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to the Purchaser a written notice of such determination and, if within five days after the date of such notice, the Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities the Purchaser requests to be registered.

IV.        CONDITIONS TO OBLIGATIONS AT CLOSINGS.

4.1      Conditions to the Purchaser’s Obligations at Each Closing.  The obligations of the Purchaser to purchase Shares at any Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived by Purchaser:

(i)       Representations and Warranties.  The representations and warranties of the Company contained in Article II shall be true and correct in all material respects as of the date of such respective Closing.

(ii)      Performance.  The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

(iii)     Current Disclosure Reports.  The Company shall have filed all Disclosure Reports that are required to be filed as of the date of such Closing, provided that the Purchaser waives this requirement with respect to the first Closing.

4.2      Conditions to the Company’s Obligations at Each Closing.  The obligations of the Company to sell and issue the Shares at any Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived by the Company:

(i)       Representations and Warranties.  The representations and warranties of the Company contained in Article I shall be true and correct in all material respects as of the date of such respective Closing.

(ii)      Performance.  The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

V.        MISCELLANEOUS

5.1       Any notice, request, advice, consent or other communication given hereunder shall be given in writing and sent by overnight delivery service or registered or certified mail, return receipt requested, and addressed as follows: if to the Company, to it at 101 California Street, Suite 2450, San Francisco, CA 94111 United States of America, Attention: Secretary; and if to the Purchaser, to it at its address indicated below its signature to this Agreement.  Notices so given shall be deemed to have been given on the earlier to occur of actual receipt or three business days after the date of such mailing, except for notices of change of address, which shall be deemed to have been given when received.

5.2       This Agreement shall not be changed, modified or amended except by a writing signed by the parties hereto.

5.3       This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

5.4       References herein to a person or entity in either gender include the other gender or no gender, as appropriate.

5.5       This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of California.

5.6        This Agreement may be executed in counterparts.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth below.

IA Global, Inc.
/s/ Brian Hoekstra
By: Brian Hoekstra
Title: Chief Executive Officer

MGVJ Co. Ltd.
/s/ Makoto Miura
By: Makoto Miura
Title: General Representative